UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2009

ActivIdentity Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34137	45-0485038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6623 Dumbarton Circle, Fremont, California		94555
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 574-0100

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As previously reported in its Current Report on Form 8-K filed on December 18, 2009 (the “Original Filing”), ActivIdentity Corporation (the “Company”) announced that it completed the merger with CoreStreet, Ltd. (“CoreStreet”) pursuant to the terms of the a Merger Agreement dated December 13, 2009 by and among CoreStreet and the Company. This Amendment No. 1 to the Original Filing is being filed to provide certain audited financial statements and certain unaudited pro forma information required by Item 9.01 of Form 8-K.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)         Financial statements of Businesss Acquired

Attached hereto as Exhibit 99.1 are the audited financial statements of CoreStreet as of and for the fiscal year ended December 31, 2008 and the nine months ended September 30, 2009;

(b)         Pro-forma Financial Information

Attached hereto as Exhibit 99.2 are the unaudited pro forma combined financial statements of the Company and CoreStreet.

(d)         Exhibits

Exhibit No.	Description
2.1*	Agreement and Plan of Merger dated December 13, 2009 by and among ActivIdentity Corporation, Terrapin Holding Corporation, Terrapin Acquisition Corporation and CoreStreet, Ltd.
4.1*	Form of Warrant to Purchase Shares of Common Stock at $4.25 per share expiring December 31, 2011
4.2*	Form of Warrant to Purchase Shares of Common Stock at $5.00 per share expiring December 31, 2012
23.1	Consent of Levine, Katz, Nannis + Solomon, PC, Independent Auditors
99.1	CoreStreet Ltd. Audited Financial Statements for the year ended December 31, 2008 and Unaudited Financial Statements for the nine months ended September 30, 2009
99.2	Unaudited Pro Forma Combined Financial Statements of ActivIdentity Corporation and CoreStreet, Ltd.

*Previously filed

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ActivIdentity Corporation

(Registrant)

By:	/s/ Jacques Kerrest
Jacques Kerrest Chief Financial Officer and Chief Operating Officer

Date:	March 1, 2010